SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 4, 2005

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission file Number)	22-2372868 (IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey (Address of principal executive offices)	08807 (Zip Code)

Registrant’s telephone number, including area code     (908) 541-8600

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_|	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director

Election of Directors

Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) announced on Janaury 4, 2005 that Mr. Phillip M. Renfro has been appointed to the Company’s Board of Directors.

Mr. Renfro is a partner at the law firm of Fulbright & Jaworski, L.L.P., one of the largest international law firms in the United States. Mr. Renfro joined Fulbright & Jaworski as a partner in 1984 and is currently serving as the head of the Corporate, Business and Banking practice in the firm’s San Antonio, Texas office.

Mr. Renfro has participated in a wide variety of financing transactions, including public and private equity and debt offerings. In addition, he has extensive experience in mergers and acquisitions of public and private entities both in the United States and in various foreign jurisdictions. Mr. Renfro is also a frequent speaker on issues related to corporate governance standards and the Sarbanes-Oxley Act.

Prior to joining Fulbright & Jaworski, Mr. Renfro was Chief Executive Officer of Resco International, an international oilfield service company, and Vice President and General Counsel of Weatherford International, one of the largest international oilfield service companies in the United States from 1977 to 1983.

Mr. Renfro graduated from the University of Texas School of Law in 1971 and is currently the Chairman of the Board of Texstar National Bank in San Antonio, Texas.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release dated Janaury 4, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2005

By:	/s/ Kenneth J. Zuerblis ————————————— Kenneth J. Zuerblis Vice President, Finance and Chief Financial Officer